SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2006

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 12, 2005, Michael Hughes, Senior Vice President and Controller of Intelsat Global Service Corporation, and its principal accounting officer, resigned and was replaced by Anita P. Beier effective from May 15, 2006. Prior to joining Intelsat, Ms. Beier served as Senior Vice President – Finance and Controller of US Airways, Inc. from May 2004 to April 2006, and as Vice President & Controller from June 1999 to May 2004. She was responsible for the management of all accounting functions for US Airways Group and its subsidiaries and for monitoring its restructuring. Prior to working at US Airways, Ms. Beier served as Vice President – Financial Planning at CSX Corporation from September 1998 to June 1999, and prior to that, she served as Chief Financial Officer of American Commercial Lines from 1997 to 1998. Ms. Beier served in a variety of financial positions in economic and financial analysis, budgeting and accounting at CSX Corporation from 1981 to 1997. Ms. Beier is 50 years old.

On May 18, 2006, Intelsat issued a press release announcing the appointment of Ms. Beier and other members of its senior finance team, a copy of which is furnished herewith as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated May 18, 2006 entitled “Intelsat Announces Appointments to Senior Finance Team.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2006

INTELSAT, LTD.

By:	/s/ Phillip L. Spector
Name:	Phillip L. Spector
Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 18, 2006 entitled “Intelsat Announces Appointments to Senior Finance Team.”